UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-32414	72-1121985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5718 Westheimer Road, Suite 700

Houston, Texas 77057

(Address of Principal Executive Offices)

(713) 626-8525

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On January 27, 2023 (the “Closing Date”), W&T Offshore, Inc. (the “Company”) issued and sold $275 million in aggregate principal amount of its 11.750% senior second lien notes due 2026 (the “Notes”) pursuant to a Purchase Agreement, dated January 12, 2023, by and among the Company, W & T Energy VI, LLC, W & T Energy VII, LLC, as subsidiary guarantors, and Morgan Stanley & Co. LLC, as initial purchaser.

On the Closing Date, the Company entered into an indenture (the “Indenture”) by and among the Company, W & T Energy VI, LLC, W & T Energy VII, LLC, Aquasition III LLC, Aquasition IV LLC, Aquasition V LLC, Green Hell LLC, Seaquester LLC and Seaquestration LLC (collectively, the “Guarantors”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), which governs the terms of the Notes. The Notes mature on February 1, 2026. Interest is payable on the Notes on each February 1 and August 1, commencing August 1, 2023.

The Notes are secured by second-priority liens on the same collateral that secures the Company’s revolving credit facility (the “Credit Facility”); provided, however, that pursuant to the terms of the Intercreditor Agreement (as defined below), the security interest in such collateral that secures the Notes and the related guarantees will be contractually subordinated to liens thereon that secure the Credit Facility and certain other permitted priority lien obligations. Consequently, the Notes and the guarantees will be effectively subordinated to the Credit Facility and such other permitted priority lien obligations that the Company may issue in the future to the extent of the value of such collateral.

Prior to August 1, 2024, the Company may redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of the outstanding Notes plus accrued and unpaid interest, if any, to the redemption date, plus the “Applicable Premium” (as defined in the Indenture). In addition, prior to August 1, 2024, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate original principal amount of the Notes in an amount not greater than the net cash proceeds from certain equity offerings at a redemption price of 111.750% of the principal amount of the outstanding Notes plus accrued and unpaid interest, if any, to the redemption date.

On and after August 1, 2024, the Company may redeem the Notes, in whole or in part, at redemption prices (expressed as percentages of the principal amount thereof) equal to 105.875% for the 12-month period beginning August 1, 2024, and 100.000% on August 1, 2025 and thereafter, plus accrued and unpaid interest, if any, to the redemption date. The Notes are guaranteed by the Guarantors.

The Indenture includes a number of covenants that, among other things, limit the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture), including the Guarantors, to (i) make investments; (ii) incur additional indebtedness or issue certain types of preferred stock; (iii) create certain liens; (iv) sell assets; (v) enter into agreements that restrict dividends or other payments from the Company’s subsidiaries to the Company; (vi) consolidate, merge or transfer all or substantially all of the assets of the Company; (vii) engage in transactions with affiliates; (viii) pay dividends or make other distributions on capital stock or subordinated indebtedness; and (ix) create subsidiaries that would not be restricted by the covenants of the Indenture. These covenants are subject to important exceptions and qualifications set forth in the Indenture. In addition, most of the above-described covenants will terminate if both S&P Global Ratings, a division of S&P Global Inc., and Moody’s Investors Service, Inc. assign the Notes an investment grade rating and no default exists with respect to the Notes.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods) nonpayment of principal or interest; breach of other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the failure to pay certain final judgments against the Company or its Restricted Subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture and the form of the Notes, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this report and is incorporated herein by reference.

Joinder to the Intercreditor Agreement

On January 27, 2023, the Trustee entered into a Priority Confirmation Joinder to the Intercreditor Agreement, dated as of May 11, 2015, as amended, between Alter Domus (US) LLC, as priority lien agent for the priority lien secured parties, and Wilmington Trust, National Association, as second lien collateral trustee for the second lien secured parties (the “Intercreditor Agreement”), which was acknowledged and agreed by Alter Domus (US) LLC and the Company to govern the relationship of the holders of the Notes, the holders of any other parity lien obligations that the Company may issue in the future, the lenders under the Credit Facility and holders of other priority lien obligations that the Company may issue in the future, with respect to collateral and certain other matters (the “Priority Confirmation Joinder”).

The foregoing description of the Priority Confirmation Joinder is qualified in its entirety by reference to the full text of the Priority Confirmation Joinder, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On January 27, 2023, the Company deposited the net proceeds from the offering of the Notes, together with cash on hand, with the trustee under the indenture governing the Company’s outstanding 9.75% Senior Second Lien Notes due 2023 (the “Existing Notes”) as trust funds in an amount sufficient to redeem all of the outstanding Existing Notes. In connection therewith, the Company irrevocably instructed such trustee to apply the trust funds toward the redemption of the Existing Notes on February 8, 2023, and elected to satisfy and discharge the Indenture, dated as of October 18, 2018, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Existing Notes Indenture”), which governs the Existing Notes. The trustee acknowledged such discharge and satisfaction. As a result, the Company and the guarantors of the Existing Notes have been released from their remaining obligations under the Existing Notes Indenture.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On January 30, 2023, the Company issued a press release announcing the closing of the Notes offering and satisfaction and discharge of the Existing Notes Indenture. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The Notes have not been registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

The information in this Item 7.01 of this report is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1*	Indenture, dated as of January 27, 2023, by and among W&T Offshore, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.
4.2	Form of 11.750% Senior Second Lien Note due 2026 (included in Exhibit 4.1 hereto).
10.1	Priority Confirmation Joinder, dated as of January 27, 2023, to the Intercreditor Agreement, by Wilmington Trust, National Association, as Second Lien Collateral Trustee.
99.1	Press release dated January 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2023	W&T OFFSHORE, INC.
(Registrant)

	By:	/s/ Jonathan Curth
	Name:	Jonathan Curth
	Title:	Executive Vice President, General Counsel and Corporate Secretary